August 25, 1995



     Securities and Exchange Commission
     Proxy Filing Desk
     Division of Corporation Finance
     450 Fifth Street, N.W.
     Washington, D.C.  20549

     RE:  Cintas Corporation/File No. 0-11399

     To whom it may concern:

     We are transmitting the definitive filing of the Notice, Proxy Statement and Form of Proxy to be furnished to shareholders of Cintas Corporation for its Annual Shareholders' Meeting. We have also transferred
     $125.00 for the filing fee.

     Cintas plans to release these materials to security holders on or about August 29, 1995.

     If you have any questions, you may contact me at 513/573-4114 or our outside securities counsel, Gary P.
     Kreider at 513/579-6411.

     Sincerely,

     Rhonda Fox
     Field Controller

     RF/ctb

          PAGE

              SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

     Filed by the Registrant   /X/
     Filed by a Party other than the Registrant   / /
     / / Preliminary Proxy Statement
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to 240.14a-11  or
     240.14a-12

                         Cintas Corporation

                 (Name of Person(s) Filing Proxy Statement)

     Payment of Filing Fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rules 0-11  (1) (ii), 14a-6(I) (4) and 0-11.
     / / $500 per each party to the controversy pursuant to Exchange Act Rules 14a-6(I) (3).
     / / Fee computed on table below per Exchange Act Rules
     14a-6(I) (4) and 0-11.

         1) Title of each class of securities to which transaction applies:


         2) Aggregate number of securities to which transaction applies:


         3) Per unit price or other underlying value of Transaction computed pursuant to Exchange Act
            Rule 0-11: (1)


         4) Proposed maximum aggregate value of transaction:





     (1) Set forth the amount on which the filing fee is calculated and state how it was determined.
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identity the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1) Amount Previously Paid:

            2) Form, Schedule or Registration Statement No.:


            3) Filing Party:


            4) Date Filed:


          PAGE

FRONT OF CARD


     CINTAS CORPORATION            PROXY FOR ANNUAL MEETING
     6800 Cintas Blvd., P.O. Box 625737 - Cincinnati, Ohio
     45262-5737

          The undersigned hereby appoints RICHARD T. FARMER, ROBERT J. KOHLHEPP, and WILLIAM C. GALE, or any of them, proxies of the undersigned, each with the power of substitution, to vote all shares of Common Stock which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Cintas Corporation to be held October 19, 1995 at 10:00 a.m. (Eastern Time) at the Company's Corporate Headquarters, 6800 Cintas Boulevard, Cincinnati, Ohio 45262 and at any adjournment of such Meeting as specified below.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
     FOLLOWING PROPOSALS:

     1.  To amend the 1992 Stock Option Plan;
            FOR       AGAINST     ABSTAIN

     2.  Authority to elect eight (8) nominees listed below.
         FOR all nominees listed below    WITHHOLD AUTHORITY
        (except as marked to the contrary     to vote all
         nominees listed below below)

     Richard T. Farmer; Robert J. Kohlhepp; Gerald V.
     Dirvin; Scott D. Farmer; James J. Gardner; Roger L.
     Howe; Donald P. Klekamp; John S. Lillard

     WRITE THE NAME OF ANY NOMINEE(S)
     FOR_______________________
     WHOM AUTHORITY TO VOTE IS
     WITHHELD_______________________


               (Continued on other side)
          PAGE

BACK OF CARD

     3. In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE
     MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.
     IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR
     PROPOSALS 1 and 2.


     ___________________________, 1995
     _______________________________

     _______________________________

     Important: Please sign exactly as name appears hereon indicating, where proper, official position or representative capacity. In the case of joint holders, all should sign.



     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
     DIRECTORS








             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     Dear Shareholder:

        We are pleased to invite you to attend our 1995 Annual Shareholders' Meeting. The meeting will be held at 10:00 a.m., Eastern Time, at the Company's Corporate Headquarters, 6800 Cintas Boulevard, Cincinnati, Ohio 45262, on Thursday, October 19, 1995.

        The purposes of this Annual Meeting are:

        1.  To amend the 1992 Stock Option Plan;

        2. To establish the number of Directors to be elected at eight;

        3.  To elect eight Directors;

        4. To transact such other business as may properly come before the meeting or any adjournment thereof.

        Following the formal meeting, we will discuss the Company's operations during the last year and our plans for the future and answer your questions regarding the Company. Board members and other officers of the Company will also be available to discuss the Company's business with you.

                                    Yours truly,



                                    David T. Jeanmougin,
                                    Secretary

     Dated:  August 25, 1995

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE, SIGN AND PROMPTLY RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE. PROXIES MAY BE REVOKED AT ANY TIME PRIOR TO THE MEETING BY WRITTEN NOTICE OF REVOCATION DELIVERED TO THE COMPANY'S SECRETARY, THE SUBMISSION OF A LATER PROXY OR BY ATTENDING THE MEETING AND VOTING IN
          PERSON.

                     CINTAS CORPORATION
                   6800 Cintas Boulevard
                     P.O. Box 625737
                Cincinnati, Ohio   45262-5737

                 Telephone (513) 459-1200

           ______________________________________

               P R O X Y   S T A T E M E N T

              Annual Meeting of Shareholders
                     October 19, 1995





                        INTRODUCTION

         The enclosed Proxy is solicited by the Board of Directors of Cintas Corporation ("Cintas" or the "Company") for use at the Annual Meeting of Shareholders to be held on October 19, 1995, and at any adjournment thereof, pursuant to the foregoing Notice. The approximate mailing date of the Proxy Statement and the accompanying proxy card is August 25, 1995.


                   VOTING AT ANNUAL MEETING

     General

         Shareholders may vote in person or by proxy at the Shareholders' Meeting. Proxies given may be revoked at any time prior to the meeting by filing with the Company's Secretary either a written revocation or a duly executed proxy bearing a later date, or by appearing at the meeting and voting in person. All shares will be voted as specified on each properly executed proxy. If no choice is specified, the shares will be voted as recommended by the Board of Directors.

         As of August 21, 1995, the record date for determining shareholders entitled to notice of and to vote at the meeting, Cintas had 47,037,905 shares of Common Stock outstanding. Each share is entitled to one vote on each matter to be presented at the meeting. Only shareholders of record at the close of business on August 21, 1995, will be entitled to vote at the meeting. A quorum consists of the presence in person or by proxy of a majority of all shares entitled to vote at the meeting.

          PAGE

     Principal Shareholders

         The following persons are the only shareholders known by the Company to own beneficially 5% or more of its outstanding Common Stock as of the record date:

     Name and Address of    Amount and Nature of  Percent of
      Beneficial Owner      Beneficial Ownership     Class
     Richard T. Farmer(1)        13,409,787(2)       28.5%

     James J. Gardner (1)         3,849,919(3)        8.2%

     Joan A. Gardner(1)           2,580,748(4)        5.5%
     __________________________

     (1) The address of Richard T. Farmer, James J. Gardner and Joan A. Gardner is Cintas Corporation, 6800 Cintas
     Boulevard, P.O. Box 625737, Cincinnati, Ohio 45262-5737.

     (2) Includes 41,440 shares owned by Mr. Farmer's wife, 1,415,259 shares held in trust for Mr. Farmer's children, 34,290 shares owned by a corporation controlled by Mr. Farmer, and 81,250 shares which may be acquired pursuant to stock options which are exercisable within 60 days.

     (3) Includes 82,468 shares held by a charitable trust established by Mr. Gardner, 411,152 shares held in various trusts for the benefit of Mr. Gardner's children, options for 4,750 shares which are exercisable within 60 days, and 32,791 shares held by a corporation that is controlled by Mr. Gardner. This figure also includes 3,169,517 shares held by a family partnership as to which Mr. Gardner indirectly exercises voting power, of which 2,036,900 shares are also deemed to be owned beneficially by Mr. Gardner's wife, Joan A. Gardner, and which were contributed by her to the partnership. Excludes 543,848 shares held in trust for Mrs. Gardner's children.

     (4)    Includes 543,848 shares held in trust for Mrs.
     Gardner's children and 2,036,900 shares contributed by Mrs. Gardner to a family partnership. Excludes shares beneficially owned by her husband, James J. Gardner.


     Security Ownership of Directors and Executive Officers

         The following table sets forth the beneficial ownership of the Company's Common Stock by its directors, the named executive officers in the Summary
     Compensation Table of the Proxy Statement and all directors and executive officers as a group, as of August 21, 1995:

                                   Amount and
                                   Nature of
                                   Beneficial     Percent
     Name of Beneficial Owner      Ownership      Of Class
     Richard T. Farmer            13,409,787(1)    28.5%

     Robert J. Kohlhepp            1,308,473(2)     2.8%

     Gerald V. Dirvin                  3,400(3)       *

     James J. Gardner              3,849,919(1)     8.2%

     Roger L. Howe                   347,978(4)       *

     Donald P. Klekamp                91,690(4)(5)    *

     John S. Lillard                  62,204(4)       *

     Scott D. Farmer                 163,331(6)       *

     David T. Jeanmougin               2,110          *

     John S. Kean III                 45,550(7)       *

     Robert R. Buck                   57,952          *

     All Directors and Executive
     Officers as a Group (13 persons) 19,352,725(8)  41.1%

     *Less than 1%

     (1)  See Principal Shareholders.

     (2) Includes 155,000 shares held in trust for members of Mr. Kohlhepp's family and options for 6,000 shares which are exercisable within 60 days.

     (3) Includes options for 1,000 shares which are exercisable in 60 days.

     (4) Includes options for 4,750 shares which are exercisable within 60 days.

     (5) Includes 59,690 shares owned by Mr. Klekamp's wife and 20,000 shares as to which she is trustee.


                              -4-

     (6) Includes 45,700 shares held in trust for members of Mr. Farmer's family, 9,141 shares owned by his immediate family and options for 37,000 shares which are exercisable within 60 days.

     (7) Includes options for 17,160 shares which are exercisable within 60 days.

     (8) Includes 161,410 shares which may be acquired pursuant to stock options which are exercisable within 60 days.

     Proposal 1.  PROPOSAL TO AMEND THE 1992 STOCK OPTION
                  PLAN

        The Board of Directors is submitting for shareholder approval amendments to the Company's 1992 Employee Stock Option Plan, which was previously adopted by shareholders. All directors, officers and employees of the Company and its subsidiaries, other than members of the committee administering the Plan, are eligible to be considered by the committee for the grant of options. The amendments are designed to preserve the Company's federal income tax deduction for compensation in excess of $1 million paid to the executives named in the compensation table that results from the exercise of non-qualified options granted under the Plan. The Plan provides for the granting of both incentive and non-qualified stock options.

        The Plan provides that options may be granted on such terms and conditions as the committee may determine. Options may be granted with exercise prices determined by the committee which may be below or above the market price of Common Stock at the time of grant. However, an incentive stock option may only be granted with an exercise price equal to the market value of Common Stock on the date of grant. In addition, in the case of any person who beneficially owns more than 10% of the Company's Common Stock, an incentive stock option may be granted only if the option price is at least 110% of the market value of the Common Stock on the date of grant.
        Commencing on the fifth anniversary of the date of grant, an option may be exercised for up to 20% of the total shares covered by the option with an additional 20% of the total shares covered by the option becoming exercisable on each succeeding anniversary until the option is exercisable to its full extent. However, the committee may establish a different exercise schedule and impose other conditions upon exercise for any particular option at the time of grant, but in no event may an option be exercised during the first twelve months of the term.

        For federal income tax purposes, there are no tax consequences to either the Company or the recipient of an option upon the grant or exercise of an incentive stock option. If a person sells or otherwise disposes of stock acquired upon the exercise of an incentive stock option within one year of the date of exercise or two years from the date of grant, the gain equal to the excess of the amount realized over the amount paid for the stock will be taxed as ordinary income. The Company will be entitled to an income tax deduction to the same extent. If the shares are held for more than one year following the date of exercise and two years from the date of grant, any gain realized thereafter will be taxed as a capital gain, in which case the Company will not be entitled to any deduction.

        With respect to non-qualified stock options, there are no federal income tax consequences upon the grant of an option. A person exercising a non-qualified stock option will recognize ordinary income to the extent of the difference between the exercise price and the fair market value of the Common Stock on the date of exercise, and the Company will be entitled to a corresponding deduction. Upon any sale of that stock, the difference between the amount realized and the fair market value on the date of the exercise will be treated as a capital gain or loss.

        Because of the unpredictability of stock prices, it is possible that the exercise of a particular non-qualified option could, together with other compensation paid to the person exercising the option, cause the $1 million figure to be exceeded, thereby denying the Company an income tax deduction to that extent. However, if certain conditions specified by these Internal Revenue Code provisions are met, the deduction can be preserved. Those conditions include that the terms of the Plan be approved by shareholders and that the Plan limit the amount of options that may be granted to any one individual in any one year. Therefore, the 1992 Stock Option Plan has been amended by the Board of Directors to limit the amount of options that may be granted to any one person in any one year to 100,000 shares. Certain other technical amendments have also been made to reflect tax and other developments.

        The Plan was first approved by shareholders in October 1992. The Plan authorizes the issuance of options for the purchase of up to 2,300,000 shares of Common Stock and through August 21, 1995, options for
     836,950 shares have been granted under the Plan.  The
     Amendments do not increase the number of shares authorized for the Plan. The last closing sales price for the Company's Common Stock in the NASDAQ National
     Market on August 21, 1995, was $39.25 per share.

     Recommendation of the Board of Directors

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF
     PROPOSAL NO.1.

     Vote Required to Adopt the Amendment

        THE AFFIRMATIVE VOTE OF A MAJORITY OF THE COMMON
     STOCK VOTING AND ABSTAINING ON THIS PROPOSAL IS
     REQUIRED TO APPROVE PROPOSAL NO.1.  BROKER NON-VOTES
     SHALL HAVE NO EFFECT ON THE VOTE.

     Proposal 2.   ELECTION OF DIRECTORS

        The By-laws of the Company call for the Board of Directors to have at least three members with the specific number to be elected at the meeting established by shareholders. At the present time, the Board consists of eight (8) Directors, and the Board is recommending that this number be retained.

        The Board is nominating for reelection all current
     Directors, namely Richard T. Farmer, Robert J.
     Kohlhepp, Gerald V. Dirvin, Scott D. Farmer, James J.
     Gardner, Roger L. Howe, Donald P. Klekamp and John S.
     Lillard.

        Proxies solicited by the Board will be voted for the election of the eight (8) nominees shown above. All Directors elected at the Annual Shareholders' Meeting will be elected to hold office until the next Annual Meeting or until their successors are elected and qualified.
        Should any of the nominees become unable to serve, proxies will be voted for any substitute nominee designated by the Board. The Company has no reason to believe that any nominee for election will be unable or unwilling to serve if elected.

     Recommendation of the Board of Directors

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF
     PROPOSAL NO.2 AND THE ELECTION OF THE EIGHT (8)
     NOMINEES PROPOSED BY THE BOARD.

     Vote Required

        THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES
     VOTING AT THE MEETING IS REQUIRED TO SET THE NUMBER OF
     DIRECTORS.  ABSTENTIONS AND BROKER NON-VOTES WILL HAVE
     NO EFFECT ON THIS VOTE.  THE EIGHT (8) NOMINEES
     RECEIVING THE HIGHEST NUMBER OF VOTES CAST FOR THE
     POSITIONS TO BE FILLED WILL BE ELECTED.

     OTHER MATTERS

        Any other matters considered at the meeting including adjournment will require the affirmative vote of the majority of shares voting with abstentions and broker non-votes having no effect.

     VOTING BY PROXY

        All proxies properly signed will, unless a different choice is indicated, be voted "FOR" proposal 1 and "FOR" the election of all eight nominees proposed by the Board unless authority is withheld to vote for any or all of those nominees.

        If any matters come before the meeting or any adjournment, each proxy card will be voted in the discretion of the proxies named therein.

     SHAREHOLDER PROPOSALS

        Shareholders who desire to have proposals included in the Notice for the 1996 Shareholders' Meeting must submit their proposals to Cintas at its offices on or before April 28, 1996.

     APPOINTMENT OF INDEPENDENT AUDITORS

        The Board of Directors appointed Ernst & Young LLP as its certified public accountants for fiscal 1996.
     Ernst & Young LLP has served as certified public accountants for the Company in the past. A member of Ernst & Young LLP will be present at the meeting to make a statement if desired and to answer questions of shareholders.

                           MANAGEMENT
     Directors and Executive Officers

        The Directors and Executive Officers of Cintas
     Corporation are:

                                                   Position
     Name and Age              Position              Since
     Richard T. Farmer(1)    Chairman of the Board    1968
        60

     Robert J. Kohlhepp(1)   President, Chief Executive
     51                   Officer and Director     1984

     Gerald V. Dirvin(3)     Director                 1993
        58

     James J. Gardner(1)&(2) Director                 1969
        62

     Roger L. Howe(2)&(3)    Director                 1979
        60

     Donald P. Klekamp(2)    Director                 1984
        63

     John S. Lillard(3)      Director                 1978
        65

     Scott D. Farmer   Vice President and Director    1987
        36

     Robert R. Buck          Senior Vice President    1991
        47

     Karen L. Carnahan       Treasurer                1992
        41

     William C. Gale      Vice President - Finance    1995
        43

     David T. Jeanmougin    Senior Vice President
         54                 and Secretary             1991


     John S. Kean III      Senior Vice President     1986
        55

     Ages are as of September 1, 1995.

     1. Member of the Executive Committee of the Board of Directors.
     2. Member of the Audit Committee of the Board of Directors.
     3. Member of the Compensation Committee of the Board of Directors.


        Richard T. Farmer has been with the Company and its predecessors since 1957 and has served in his present position with the Company since 1968. Prior to August
     1, 1995, Mr. Farmer also served as CEO. He is also a Director of Fifth Third Bancorp, Cincinnati, Ohio, a
     NASDAQ company, and Safety Kleen Corp., Chicago,
     Illinois, a business service entity and NYSE company.

        Robert J. Kohlhepp has been a Director of the Company since 1979. He has been employed by the Company since 1967 serving in various executive capacities including Vice President - Finance until 1979 when he became Executive Vice President. He served in that capacity until October 23, 1984, when he was elected President by the Board. In addition to serving as the Company's President, on August 1, 1995, Mr. Kohlhepp was elected Chief Executive Officer.

        Gerald V. Dirvin was elected a Director of Cintas in 1993. Mr. Dirvin joined The Procter & Gamble Company, a Cincinnati-based consumer goods marketing company and an NYSE company, in 1959 and served in various management positions. He retired as Executive Vice President and as a Director in 1995. Mr. Dirvin is also a Director of Fifth Third Bancorp, Cincinnati, Ohio, a NASDAQ company, and Northern Telecom Limited, Toronto, Canada, an NYSE company.

        James J. Gardner served in various management positions with Cintas from 1956 until his retirement in 1988. Mr. Gardner has served as a Director of the Company since 1969.

        Roger L. Howe has been a Director of Cintas since 1979. He is the Chairman of the Board of U.S. Precision Lens, Inc., a manufacturer of optics for the instrument, photographic and television industries, and has held that position in the firm for over five years. Mr. Howe is a Director of Star Banc Corporation, Cincinnati, Ohio, an NYSE company, and its subsidiary Star Bank, National Association; Eagle-Picher Industries, Inc., a Cincinnati-based diversified industrial products manufacturer; and Baldwin Piano and Organ Company, a Loveland, Ohio, based company which is the largest domestic manufacturer of keyboard musical instruments, and a NASDAQ company.

        Donald P. Klekamp was elected a Director of Cintas in 1984. Mr. Klekamp is a senior partner in the Cincinnati law firm of Keating, Muething & Klekamp.
     Keating, Muething & Klekamp serves as counsel for the Company.

        John S. Lillard has been a Director of Cintas since
     1978.  He was President of JMB Institutional Realty
     Corporation, a registered investment advisor from its founding on April 1, 1979, until May 1991, when he became Chairman - Founder. He is also a consultant to JMB Realty; a Director of Stryker Corporation, a medical equipment company; and a Director of Lake
     Forest Bancorporation.

        Scott D. Farmer joined Cintas in 1981. He has served in various management positions including Vice President - National Account Division, Vice President - Marketing and Merchandising and is President of Cintas Sales Corporation, a wholly-owned subsidiary of the Company.

        Robert R. Buck joined Cintas in 1982. He is presently in charge of 20 Cintas rental operations in the Midwestern United States. Prior to his operational responsibilities, he served as Senior Vice President -
     Finance from 1982 to 1991.

        Karen L. Carnahan joined Cintas in 1979. She has held various accounting and finance positions with the Company. In March 1992, she was elected Treasurer of the Company.

        William C. Gale joined Cintas in April 1995. He is presently responsible for the areas of finance and accounting. Prior to joining Cintas, Mr. Gale was associated with International Paper, a forest products, paper and packaging company and an NYSE company where he served as auditor since February 1994. Mr. Gale has also held various financial executive positions with Occidental Petroleum Corporation, an oil products and chemical concern and an NYSE company.

        David T. Jeanmougin joined Cintas in August 1991 as Senior Vice President - Finance in which he was responsible for the areas of finance, accounting and administration. He served in that capacity until April 1995, when he was named Secretary of the Company and Senior Vice President. In this capacity he is responsible for the areas of manufacturing, distribution, management information systems, acquisitions and several other key administrative areas. Prior to joining Cintas, Mr. Jeanmougin was associated with Philips Industries, Inc., a Dayton-based manufacturer of building and industrial products and an NYSE company for at least five years where he most recently served as Vice President -
     Administration.

        John S. Kean III joined Cintas in August 1986 upon the acquisition of Red Stick Services where he served as President. He was appointed Senior Vice President in 1986 and is responsible for operations in Louisiana, Mississippi, Alabama, Arkansas and Tennessee.

        James J. Gardner is the brother-in-law of Richard T.
     Farmer.  Scott D. Farmer is the son of Richard T.
     Farmer. None of the other Executive Officers and Directors are related.

     Board Actions and Compliance with Section 16 of the
     Exchange Act

        The Board of Directors met on four occasions in fiscal 1995. The Executive Committee is entitled through authorization by the Board of Directors and by Washington law to perform substantially all of the functions of the Board of Directors between meetings of the Board. The Executive Committee took action by written consent on nineteen occasions in fiscal 1995.

        The Audit Committee reviews the Company's internal accounting operations, monitors relationships between the Company and its independent accountants and recommends the employment of independent auditors. The Audit Committee met on two occasions in fiscal 1995.

        The Compensation Committee establishes compensation levels for all executives and administers the Incentive Stock Option Plan, the 1992 Stock Option Plan and the 1990 Directors' Stock Option Plan. This Committee met on three occasions and took action by written consent on four occasions in fiscal 1995.

        The Company does not have a nominating committee.
        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely on its review of the copies of such forms received by it, or written representation from certain reporting persons that no Form 5's were required for those persons, the Company believes that during the period of June 1, 1994, through May 31, 1995, all filing requirements were complied with applicable to its officers, directors and greater than ten-percent beneficial owners.

     Executive Compensation

        The following table summarizes the annual and long-term compensation of the Company's Chief Executive
     Officer and each of the Company's other four most highly compensated Executive Officers for the years ended May 31, 1995, 1994 and 1993.

                   SUMMARY COMPENSATION TABLE

                           Annual          Long Term
                        Compensation      Compensation

Name and                                                All Other
Principal              Salary  Bonus Other   Stock    Compensation
Position          Year   ($)   ($)   ($) Option Grants(#)  ($)(3)
Richard T. Farmer 1995 278,512 222,810 ----      5,000 shs 220,568
Chairman of the   1994 267,800 171,392 50,980(1)10,000 shs 220,505
Board             1993 260,000 221,000 ----       ----     236,979

Robert J. Kohlhepp1995 222,809 155,966 69,215(2) 5,000 shs  60,319
President, Chief  1994 214,240 119,975 ----      10,000shs  62,614
Executive Officer 1993 208,000 156,000 ----        ----     65,847
and Director

Robert R. Buck    1995 190,000 126,810 ----        ----      5,987
Senior Vice       1994 175,000  97,259 ----      5,000 shs   9,056
President         1993 165,000  53,388 ----        ----      6,931

David T. Jeanmougin1995 200,000 70,000 ----     5,000 shs   6,044
Senior Vice        1994 175,000 52,400 ----     5,000 shs   8,134
President          1993 162,404 57,750 ----     4,000 shs   4,716
and Secretary

John S. Kean III   1995 180,000 24,680 ----       ----      6,133
Senior Vice        1994 175,000 26,805 ----       ----      8,795
President          1993 165,000 39,806 ----       ----      7,815

---------

   (1) The amount indicated represents compensation associated with the use of the Company's aircraft ($42,091) and the remainder attributable to club dues and other expense reimbursements.

   (2) The amount indicated represents compensation associated with the use of the Company's aircraft ($59,663) and the remainder attributable to club dues and other expense reimbursements.

                                -11-

   (3) The Company maintains a split-dollar life insurance program for Messrs. Farmer and Kohlhepp. Under this program, the Company has purchased insurance policies on the lives of Mr. Farmer and his wife and Mr. Kohlhepp and his wife. Messrs. Farmer and Kohlhepp are responsible for a portion of the premiums and the Company pays the remainder of the premiums on the life insurance policies. Upon the death of Messrs. Farmer or Kohlhepp and their spouses, the Company will be entitled to receive that portion of the benefits paid under the life insurance policy as is equal to the premiums paid by the Company on that policy. The life insurance trust established by the descendent will receive the remainder of the death benefits. The actuarially projected current dollar value of the benefit to Messrs. Farmer and Kohlhepp of the premiums paid to the insurer under these policies for the fiscal years ended May 31, 1995, 1994 and 1993 are $214,669, $210,317 and $227,779, respectively for Mr. Farmer and $54,357, $52,859 and $56,810 for Mr. Kohlhepp, respectively, which are reflected in the Summary Compensation Table.

   Effective June 1, 1991, the Company's employee stock ownership plan and profit sharing plan were combined to form the Cintas Partners' Plan. The Plan is for the benefit of the Company's employees who have completed one year of service. Effective June 1, 1993, the Company added a defined contribution feature to the Plan which covers substantially all of its employees. The Plan provides that the Company may match employee contributions up to a maximum match of twenty percent. The amounts in the Summary Compensation Table represent the dollars contributed by the Company pursuant to the Company's Partners' Plan.


     Stock Options

        The following table sets forth information regarding stock options granted to the named executives under the Company's 1992 Stock Option Plan during the fiscal year ended May 31, 1995:

                 OPTION GRANTS IN LAST FISCAL YEAR

                                                      Potential Realizable
                    Percent of                  Value at Assumed
                    Total Options               Annual Rates of Stock
          Options   Granted to     Exercise       Price Appreciation
          Granted  Employees in   Price   Expiration for Option Term
Name    (#)        Fiscal 1995   ($/Sh.)  Date        5%($)    10%($)
Richard T.
Farmer      5,000     1.9%        31.875  07/18/99   44,005    97,233

Robert J.
Kohlhepp    5,000     1.9%        31.875  07/18/04  100,230   254,003

Robert R. Buck ----   ----         ----     ----      ----      ----

David T.
Jeanmougin  5,000     1.9%        31.875  07/18/04  100,230   254,003

John S.
Kean III     ----     ----         ----     ----      ----      ----


        The following table sets forth information regarding stock options exercised by the named executives during fiscal 1995 and the value of in-the-money unexercised options held by the named executives as of May 31, 1995:

          AGGREGATED OPTION EXERCISES IN FISCAL 1995
           AND FISCAL 1995 YEAR END OPTION VALUES

     Number                                      Value of Unexercised In-
    of Shares         Number of Unexercised      the-Money Options at
    Acquired          Options at May 31, 1995    May 31, 1995($)(1)
       on     Value
Name Exercise Realized($)Exercisable Unexercisable ExercisableUnexercisable
Richard T.
Farmer   ----     ----       52,500        37,500      620,000    373,125

Robert J.
Kohlhepp 6,720  211,995       3,000        37,000       67,000    481,125

Robert R.
Buck    15,360  411,200       ----         11,160        ----     145,330

David T.
Jeanmougin----    ----        ----         40,000        ----     405,375

John S.
Kean III  ----    ----       13,560        31,860      346,480    757,830


(1) Value is calculated as the difference between the fair market value of the Common Stock on May 31, 1995 ($34.50 per share), and the exercise price of the options.


     Report of the Compensation Committee

        The Compensation Committee of the Board of Directors (the "Committee") is composed of three independent, outside directors. The members of the Committee for fiscal 1995 were Messrs. Dirvin, Howe and Lillard. The Committee has the overall responsibility of reviewing and recommending specific compensation levels for executive officers and key management to the full Board of Directors. The Committee is also charged with the responsibility of reviewing the performance of the executive officers and overall Company performance.
     The Company's stock option plans are also administered by the Compensation Committee. Compensation decisions for fiscal 1995 followed the same pattern as fiscal 1994.

        The Company's executive compensation policies are designed to support the corporate objective of maximizing the long term value of the Company to its shareholders and employees. To achieve this objective, the Committee believes it is important to provide competitive levels of compensation to attract and retain the most qualified executives, to recognize individuals who exceed expectations and to link closely overall corporate performance and executive pay. The methods by which the Committee believes the Company's long term objectives can be achieved are through incentive compensation plans and the issuance of options to purchase the Company's common stock.

        The Compensation Committee has established three primary components of the Company's executive compensation plan. The three components are:

         - base compensation
         - performance incentive compensation
         - stock-based performance compensation through stock option grants

        The Omnibus Budget Reconciliation Act of 1993 provides that compensation in excess of $1,000,000 per year paid to the chief executive officer of a company as well as the other executive officers listed in the compensation table will no longer be deductible unless the compensation is performance-based and approved by shareholders. This law was not considered by the Committee in determining fiscal 1995 compensation.

     Base Compensation

        The Committee annually reviews base salaries of executive officers. Factors which influence decisions made by the Committee regarding base salaries are levels of responsibility and potential for future responsibilities, salary levels offered by competitors and overall performance of the Company. The
     Committee's practice in establishing its salary levels is based in part upon overall Company performance and is not based upon any specific objectives or policies but reflects the subjective judgment of the Committee.
     However, specific annual performance goals are established for each executive officer. Based on the Committee's comparison of the Company's overall compensation levels as a percent of revenues and net income to comparable companies in the industry, the Committee believes its overall compensation levels are in the middle of the range.

     Performance Incentive Compensation

        The performance incentive compensation, which is paid out in the form of an annual cash bonus, was established by the Committee to provide a direct financial incentive to achieve corporate and operating goals. The basis for determining performance incentive compensation is strictly quantitative in nature. At the beginning of each fiscal year, the Committee establishes a target bonus for each executive. For fiscal 1995, the target bonus for Mr. Kohlhepp was expressed as a percentage of his base pay. The program was based on target levels of increases in earnings per share and provided for no bonus if earnings per share did not exceed a minimum threshold of a 10% increase over the prior year's earnings per share which was $1.12. The bonus potential ranged from 7% of base salary if earnings per share increased by twelve cents over the prior year up to a maximum of 80% of base salary if earnings per share increased by twenty-eight cents over the prior year. Cash bonuses paid to other executives were based on a percentage of operating profits of the particular division served by that officer. Those percentages are not disclosed because they could be used to determine divisional operating profits which are otherwise not publicly available.

     Stock Option Grants

        Executive compensation to reward past performance and to motivate future performance is also provided through stock options granted under the 1992 Stock Option Plan. The purpose of the plan is to encourage executive officers to maintain a long-term stock ownership position in the Company in order that their interests are aligned with those of the Company's shareholders. The Committee in its discretion has the authority to determine participants in the plan, the number of shares to be granted and the option price and term.  The Committee has not established specific

                                     -14-
     stock option target awards for participants.
     Consideration for stock option awards are evaluated on a subjective basis and granted to participants until an ownership position exists which is consistent with the participant's current responsibilities. Options granted to executive officers in 1995 can be found on page 11 under the Option Grants Table.

     Chairman of the Board Compensation

        The Chairman of the Board is eligible to participate in the same executive compensation plans available to other executive officers. The Compensation Committee establishes Mr. Farmer's base salary based primarily on a subjective evaluation of the Company's prior year's financial results, past salary levels and compensation paid to other chief executive officers in the Company's industry. Based on the Committee's comparison of the Company's overall compensation level for Mr. Farmer as a percent of revenues and net income to comparable companies in the industry, the Committee believes its overall compensation level for him is in the middle of the range. The Committee also establishes at the beginning of each year, a performance incentive bonus arrangement for Mr. Farmer. Based on the Company's belief that shareholders' value is best enhanced by increases in earnings per share, the Committee based this arrangement on target levels of increases in earning per share. The program provided for no bonus if earnings per share did not exceed a minimum threshold of a 10% increase over the prior year's earnings per share which was $1.12. The bonus potential ranged from 10% of base salary if earnings per share increased by twelve cents over the prior year up to a maximum of 90% if earnings per share increased by twenty-eight cents over the prior year.


                             John S. Lillard - Chairman
                             Gerald V. Dirvin
                             Roger L. Howe

     Common Stock Performance Graph

             The following graph summarizes cumulative return on $100 invested in the Company's Common Stock, the S & P 500 Stock Index and the common stocks of a representative group of companies in the uniform related industry (the "Peer Index"). The companies included in the Peer Index are Angelica Corporation, G & K Services, Inc., National Service Industries, Inc., Unifirst Corporation and Unitog Company. Total shareholder return was based on the increase in the price of the stock and assumed reinvestment of all dividends. Further, total return was weighted according to market capitalization of each company.
     The companies included in the Peer Index are not the same as those referred to in the Compensation Committee Report.

                          CINTAS CORPORATION
              5 Year Cumulative Total Shareholder Return

                   Measurement
                   Period                            S&P
                   Quarterly     Cintas       Peer   500
                   Data Covered  Corporation  Group  Index
Measurement Point   5/31/90        100.0     100.0   100.0
                    8/31/90         89.1      84.6    89.3
                   11/30/90         99.2      82.8    89.2
                       2/91        126.1      91.9   101.6
                       5/91        155.5     102.5   107.9
                       8/91        169.4      90.7   109.5
                      11/91        144.0      80.0   103.9
                       2/92        198.0     115.2   114.2
                       5/92        187.3      94.0   115.1
                       8/92        164.3      94.8   114.6
                      11/92        184.0     101.0   119.4
                       2/93        182.4     122.2   122.7
                       5/93        181.6     122.3   124.6
                       8/93        193.2     126.5   128.3
                      11/93        189.9     126.9   127.8
                       2/94        209.7     154.0   129.3
                       5/94        207.1     139.8   126.4
                       8/94        210.9     148.2   131.6
                      11/94        229.1     134.2   125.6
                       2/95        250.7     143.0   134.9
                       5/95        230.5     167.7   147.7

        Outside directors are paid an annual fee of $8,000 plus $1,425 for each Board meeting attended and $800 for each Committee meeting attended. Directors who are executive officers are not paid Director's fees nor do they participate in the 1994 Directors' Stock Option Plan.

     OTHER MATTERS

        Cintas knows of no other matters to be presented at the meeting other than those specified in the Notice.

        By order of the Board of Directors.

                                       David T. Jeanmougin
                                       Secretary

                            Appendix 1.

                        CINTAS CORPORATION
            Amended and Restated 1992 Stock Option Plan

                             Article 1
                            OBJECTIVES

     1.1 Cintas Corporation, a Washington corporation ("Cintas"), has established this 1992 Stock Option Plan (as amended and restated July 26, 1995) (the "Plan") as an incentive to attract, retain and motivate dedicated and loyal employees and directors of outstanding ability, to stimulate the efforts of such persons in meeting Cintas' objectives and to encourage ownership of Cintas Common Stock by employees.

                             Article 2
                            DEFINITIONS

     2.1 For purposes of the Plan, the following terms shall have the definition which is attributed to them, unless another definition is clearly indicated by a particular usage and context.

        A.  "Code" means the Internal Revenue Code of 1986.

        B. The "Company" means Cintas and any subsidiary of Cintas, as the term "subsidiary" is defined in Section
     424(f) of the Code.

        C. "Date of Exercise" means the date on which Cintas has received a written notice of exercise of an Option, in such form as is acceptable to the Committee, and full payment of the purchase price.

        D. "Date of Grant" means the date on which the Committee makes an award of an Option.

        E. "Eligible Employee" means any individual who performs services for the Company and is treated as an employee for federal income tax purposes.

        F. "Fair Market Value" means the last sale price reported on any stock exchange or over-the-counter trading system on which Shares are trading on a specified date. If no sale has been made on the specified date, prices on the last preceding day shall be used. If the Shares are not so trading, the average of the closing bid and asked prices for a Share on the specified date, or the last previous date upon which bid and ask prices are available shall be utilized.

        G. "Incentive Stock Options" shall have the same meaning as given to that term by Section 422 of the Code and any regulations or rulings promulgated thereunder.

        H. "Nonqualified Stock Option" means any Option granted under the Plan which is not considered as Incentive Stock Option.

        I. "Option" means the rights to purchase from Cintas a stated number of Shares at a specified price.
     The Option may be granted to an Eligible Employee subject to the terms of this Plan, and such other conditions and restrictions as the Committee deems appropriate. Each Option shall be designated by the Committee to be either an Incentive Stock Option or a Nonqualified Stock Option.

        J. "Option Price" means the purchase price per Share determined by the Committee provided, however, that in the case of an Incentive Stock Option, such price shall be no less than 100% of the Fair Market
     Value of a Share on the Date of Grant.

        K. "Permanent and Total Disability" shall mean any medically determinable physical or mental impairment rendering an individual unable to engage in any substantial gainful activity, which disability can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

        L. "Plan" means this 1992 Stock Option Plan as it may be amended from time to time.

        M. "Share" means one Share of Common Stock, no par value, of Cintas.

                            Article 3
                         ADMINISTRATION

     3.1 The Plan shall be administered by a committee (the "Committee") designated by the Board of Directors of Cintas. The Committee shall be comprised solely of two or more directors each of whom shall be (i) a "disinterested person" as defined under Rule 16b-3 of the Securities and Exchange Act of 1934 (the "Act") and
     (ii) and "outside director" to the extent required by
     Section 162(m) of the Internal Revenue Code ("Section
     162(m)").

        Actions shall be taken by a majority of the Committee.

     3.2 Except as specifically limited by the provisions of the Plan, the Committee in it discretion shall have the authority to:

        A. Determine which Eligible Employees shall be granted Options;

        B. Determine the number of Shares which may be subject to each Option;

        C.  Determine the Option Price;

        D.  Determine the term of each Option;

        E.  Determine whether each Option is an Incentive
     Stock Option or Nonqualified Stock Option;

        F. Interpret the provisions of the Plan and decide all questions of fact arising in its application; and

        G. Prescribe such rules and procedures for Plan administration as from time to time it may deem advisable.

     3.3    Any action, decision, interpretation or
     determination by the Committee with respect to the application or administration of this Plan shall be final and binding upon all persons, and need not be uniform with respect to its determination of recipients, amount, timing, form, terms or provisions of Options.

     3.4 No member of the Committee shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Option granted hereunder, and to the extent permitted by law, all members shall be indemnified by Cintas for any liability and expenses which may occur through any claims or cause of action.

                            Article 4
                    SHARES SUBJECT TO PLAN

     4.1 The Shares that may be made subject to Options granted under the Plan shall not exceed 2,300,000 Shares in the aggregate. Except as provided in Section 4.2, upon lapse or termination of any Option for any reason without being completely exercised, the Shares which were subject to such Option may again be subject to other Options.

     4.2 The maximum number of Shares with respect to which Options may be granted to any employee during each fiscal year of the Company is 100,000. If an Option is cancelled, it continues to be counted against the maximum number of Shares for which Options may be granted to any employee. If any Option is repriced, the transaction is treated as a cancellation of the Option and a grant of a new Option.

                            Article 5
                       GRANTING OF OPTIONS

     Subject to the terms and conditions of the Plan, the Committee may, from time to time, prior to July 29, 2002, grant Options to Eligible Employees on such terms and conditions as the Committee may determine. More than one Option may be granted to the same Eligible Employee.

                            Article 6
                        TERMS OF OPTIONS

     6.1 Subject to specific provisions relating to Incentive Stock Options set forth in Article 9 and as provided below, each Option shall be for a term of ten years from the Date of Grant. Each Option may be exercised for up to 20% of the total Shares covered by the Option commencing on the fifth anniversary of the Date of Grant with an additional 20% of the total Shares covered by the Option becoming exercisable on each succeeding anniversary until the Option is exercisable to its full extent. This right of exercise shall be cumulative and shall be exercisable in whole or in part.

        The Committee, at its sole discretion, may permit particular holders of Options to exercise an Option to a greater extent than provided herein and may establish different exercise schedules and impose other conditions upon exercise for any particular Option or group of Options at the time of grant of such Option or Options. The term of any Option shall not be less than one or more than ten years from the Date of Grant and in no circumstances exercisable during the first twelve months of the term of said Option.

     6.2 Nothing contained in this Plan or in any Option granted pursuant to it shall confer upon any employee the right to continue in the employ of the Company or to interfere in any way with the right of the Company to terminate employment at any time.

                            Article 7
                      EXERCISE OF OPTIONS

     Any person entitled to exercise an Option in whole or in part, may do so by delivering a written notice of exercise to Cintas, attention Chief Financial Officer, at its principal office. The written notice shall specify the number of Shares for which an Option is being exercised and the grant date of the Option being exercised and shall be accompanied by full payment of the Option Price for the Shares being purchased.

                           Article 8
                   PAYMENT OF OPTION PRICE

     8.1 Payment of the Option Price may be made in cash, by the tender of Shares, or both. Shares tendered shall be valued at their Fair Market Value on the Date of Exercise.

     8.2 Payment through tender of Shares may also be made by instruction from the Optionee to Cintas to withhold from the Shares issuable upon exercise of the Options that number of Shares which have a Fair Market Value equal to the Option Price for the Option or portion thereof being exercised.

                          Article 9
     INCENTIVE STOCK OPTIONS AND NONQUALIFIED STOCK OPTIONS

     9.1 The Committee shall designate whether an Option is to be an Incentive Stock Option or a Nonqualified
     Stock Option. The Committee may grant both an Incentive Stock Option and a Nonqualified Stock Option to the same individual. However, where both an Incentive Stock Option and Nonqualified Stock Option are awarded at one time, such Options shall be deemed to have been awarded in separate grants, shall be clearly identified, and in no event, will the exercise of one such Option affect the right to exercise the other such Option.

     9.2 Any Option designated by the Committee as an Incentive Stock Option will be subject to the general provisions applicable to all Options granted under the Plan. In addition, the Incentive Stock Option shall be subject to the following specific provisions:

        A. At the time the Incentive Stock Option is granted, if the Eligible Employee owns, directly or indirectly, stock representing more than 10% of (i) the total combined voting power of all classes of stock of Cintas, or (ii) a corporation that owns 50% or more of the total combined voting power of all classes of stock of the Company, then:

           (i) The Option Price must equal at least 110% of the Fair Market Value on the Date of Grant; and

           (ii) The term of the Option shall not be greater than five years from the Date of Grant.

        B. The aggregate Fair Market Value of Shares (determined at the Date of Grant) with respect to which Incentive Stock Options are exercisable by an Eligible Employee for the first time during any calendar year under this plan or any other plan maintained by the Company shall not exceed $100,000.

     9.3 If any Option is not granted, exercised or held pursuant to the provisions noted immediately above, it will be considered to be a Nonqualified Stock Option to the extent that the grant is in conflict with these restrictions.

                            Article 10
                     TRANSFERABILITY OF OPTION

     During the lifetime of an Eligible Employee to whom an Option has been granted, such Option is not transferrable voluntarily or by operation of law, and may be exercised only by such individual. Upon the death of an Eligible Employee to whom an Option has been granted, the Option may be transferred to the beneficiaries or heirs of the holder of the Option by will or by the laws of descent and distribution.

                           Article 11
                     TERMINATION OF OPTIONS

     11.1   An Option will terminate as follows:

        A.  Upon exercise or expiration by its terms.

        B. Upon termination of employment for reasons other than cause, the then-exercisable portion of any Option will terminate on the 60th day after the date of termination. The portion not exercisable will terminate on the date of termination of employment.
     For purposes of the Plan, a leave of absence approved by the Company shall not be deemed to be termination of employment.

        C. If an Eligible Employee holding an Option dies or becomes subject to a Permanent and Total Disability while employed by the Company, or within 60 days after termination of employment, such Option may be exercised, to the extent exercisable on the date of the occurrence of the event which triggers the operation of this paragraph, at any time within one year after the date of such death or occurrence of Permanent and Total Disability by the estate or guardian of such person or by those persons to whom the Option may have been transferred by the will or by the laws of descent and distribution.

        D.  Options shall terminate immediately if
     employment is terminated for cause. Cause is defined as including, but not limited to, theft of or intentional damage to Company property, excessive use of alcohol, the use of illegal drugs, the commission of a criminal act, or willful violations of Cintas policy prohibiting employees from disposing of Shares for personal gain based on knowledge of Cintas' activities or results when such information is not available to the general public.

        E. If an Eligible Employee holding an Option violates any terms of any written employment or noncompetition agreement between the Company and the Eligible Employee, all existing Options held by such Employee will terminate. In addition, if at the time of such violation the Employee has exercised Options but has not received certificates for the Shares to be issued, Cintas may void the Option and its exercise.
     Any such actions by Cintas shall be in addition to any other rights or remedies available to Cintas in such circumstances.

     11.2 Except as provided in Article 12 hereof, in no event will the continuation of the term of an Option beyond the date of termination of employment allow the Eligible Employee, or his beneficiaries or heirs, to accrue additional rights under the Plan, or to purchase more Shares through the exercise of an Option than could have been purchased on the day that employment or service as a director was terminated. In addition, not withstanding anything contained herein, no Option may be exercised in any event after the expiration of 10 years from the Date of Grant of such Option.

                      Article 12
            ADJUSTMENT TO SHARES AND OPTION PRICE

     12.1   In the event of changes in the outstanding
     Common Stock of Cintas as a result of stock dividends, splitups, recapitalizations, combinations of Shares or exchanges of Shares, the number and class of Shares authorized by this Plan and the number and class of Shares and price per Share for each Option covered under the Plan and each outstanding Option shall be correspondingly adjusted by the Committee.

     12.2 The Committee shall make appropriate adjustments in the Option Price to reflect any spin-off of assets, extraordinary dividends or other distributions to Shareholders.

     12.3 In the event of the dissolution or liquidation of Cintas or any merger, consolidation, combination, exchange or other transaction in which Cintas is not the surviving corporation or in which the outstanding
     Shares of Cintas are converted into cash, other securities or other property, each outstanding Option shall terminate as of a date fixed by the Committee.
     The Committee shall give not less than 20 days written notice of the date of expiration to each holder of an Option. Each such holder shall have the right during such period following notice to exercise the Option as to all or any part of the Shares for which it is exercisable at the time of such notice.

     12.4 All outstanding Options shall become immediately exercisable in full if a change in control of Cintas occurs. For purposes of this Agreement, a "change in control of Cintas" shall be deemed to have occurred if
     (a) any "person," as such term is used in Sections 13(d) and 14(d) of the Act, other than (i) a trustee or other fiduciary holding securities under an employee benefit plan of Cintas or (ii) a member of the Farmer Family or a group comprised solely of members of the Farmer Family becomes the "beneficial owner," as defined in Rule 13d-3 under the Act, directly or indirectly, of securities of Cintas representing 30% or more of the combined voting power of Cintas' then outstanding securities; or (b) during any period of one year (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board of Directors and any new director whose election by the Board or nomination for election by Cintas' Shareholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof. For purposes of this provision, the term "Farmer Family" shall include Richard T. Farmer and Joyce E. Farmer, their respective lineal descendants, spouses of their lineal descendants, the estate of any personal falling within the scope of any of the preceding categories and an inter vivos or testamentary trust whose beneficiaries consist solely of persons falling within the scope of any of the previous categories.

                             Article 13
                         OPTION AGREEMENT

     13.1 All Options granted under the Plan may be evidenced by a written agreement in such form or forms as the Committee in its sole discretion may determine.

     13.2 Each Optionee, by acceptance of an Option under this Plan, shall be deemed to have consented to be bound, on the Optionee's own behalf and on behalf of the Optionee's heirs, assigns and legal representatives by all terms and conditions of this Plan.

                            Article 14
                 AMENDMENT OR DISCONTINUANCE OF PLAN

     14.1 The Board of Directors of Cintas may at any time amend, suspend, or discontinue the Plan; provided, however, that no amendments by the Board of Directors of Cintas shall, without further approval of the Shareholders of Cintas:

        A.  Change the class of Eligible Employees;

        B. Except as provided in Articles 4 and 12 hereof, increase the number of Shares which may be subject to Options granted under the Plan.

        C. Cause the Plan or any Option granted under the Plan to fail to (i) qualify for exemption from Section 16(b) of the Act, (ii) be excluded from the $1 million deduction limitation imposed by Section 162(m), or
     (iii) qualify as an "Incentive Stock Option" as defined by Section 422 of the Internal Revenue Code.

     14.2 No amendment or discontinuance of the Plan shall alter or impair any Option granted under the Plan without the consent of the holder thereof.

                            Article 15
                         EFFECTIVE DATE
     The 1992 Stock Option Plan originally became effective July 29, 1992, and was approved and adopted by a majority of the Company's Shareholders at its 1992 Annual Meeting of Shareholders. This Plan, as amended, shall become effective on July 26, 1995, having been adopted by the Board of Directors of Cintas subject to approval by the affirmative vote of the holders of a majority of the outstanding Shares voting on the issue. If Shareholder approval is not received within 12 months of the effective date, Options granted pursuant to the Plan shall be null and void.

                           Article 16
                          MISCELLANEOUS

     16.1 Nothing contained in this Plan or in any action taken by the Board of Directors or Shareholders of Cintas shall constitute the granting of an Option. An Option shall be granted only at such time as a written agreement shall have been executed and delivered to the respective employee and the employee shall have executed such agreement respecting the Option in conformance with the provisions of the Plan.

     16.2 Certificates for Shares purchased through exercise of Options will be issued on or about the 60th day after exercise of the Option and payment therefore as called for by the terms of the Option. Cintas shall not be required to issue certificates to any person exercising Options more often than once each quarter of each fiscal year. No persons holding an Option or entitled to exercise an Option granted under this Plan shall have any rights or privileges of a Shareholder of Cintas with respect to any Shares issuable upon exercise of such Option until certificates representing such Shares shall have been issued and delivered. No Shares shall be issued and delivered upon exercise of an Option unless and until Cintas, in the opinion of its counsel, has complied with all applicable registration requirements of the Securities Act of 1933 and any applicable state securities laws and with any applicable listing requirements of any national securities exchange on which Cintas securities may then be listed as well as any other requirement of law.

     16.3 This Plan shall continue in effect until the expiration of all Options granted under the Plan unless terminated earlier in accordance with Article 14; provided, however, that it shall otherwise terminate 10 years after the original Effective Date.